Exhibit 99.1

Praxair Reports Second-Quarter 2012 Results

  Diluted EPS of $1.42, up 3% versus prior-year quarter
  Sales of $2.8 billion, down 2% from prior-year quarter; up 6% excluding negative currency translation and cost pass-through
  Record operating cash flow of $725 million; capex of $564 million
  Full-year 2012 diluted EPS guidance reduced to $5.60 to $5.70 on lower currency translation
  Third-quarter diluted EPS guidance of $1.35 to $1.40

DANBURY, Conn.--(BUSINESS WIRE)--July 25, 2012--Praxair, Inc. (NYSE: PX) reported second-quarter net income and diluted earnings per share of $429 million and $1.42, 1% and 3% above the prior-year quarter, respectively.

Sales in the second quarter were $2,811 million, 2% below the prior-year quarter. Sales growth was 6%, excluding negative foreign currency translation and cost pass-through effects. Underlying sales growth was driven by strong volumes and higher pricing in North America in most end markets, including energy, manufacturing and metals. Sales in Asia reflect slower growth offset by new plant start-ups for chemicals and metals customers. Europe and South America sales continued to be impacted by overall weak macro-economic conditions and significant foreign currency headwinds.

Operating profit in the second quarter was $636 million, compared to $627 million in the prior-year quarter. The increase was driven by higher overall volumes, higher pricing and productivity, partially offset by currency translation effects. Operating profit in North America grew by 11%, but was partially offset by lower operating profit in the other geographic segments.

Second-quarter cash flow from operations was a record $725 million and capital expenditures were $564 million, primarily for new production plants under long-term contracts with customers. The company paid dividends of $164 million and repurchased $104 million of stock, net of issuances. The debt-to-capital ratio was 53.3% and debt-to-EBITDA was 1.9x*. The after-tax return-on-capital and return on equity for the quarter were 14.2% and 29.7%, respectively*.

Commenting on the financial results and business outlook, chairman, president and chief executive officer Steve Angel said, “North America, our largest region, experienced solid growth and improved operating leverage. Europe and South America were negatively impacted by weaker currencies and macro-economic conditions. Asia sales benefited from new project start-ups to supply customers under long-term contracts.”

“Our backlog of large projects with customer contracts remains strong at $2.5 billion and new customer proposal activity remains at healthy levels.”

For the third quarter of 2012, Praxair expects diluted earnings per share in the range of $1.35 to $1.40, reflecting weaker foreign exchange rates both sequentially and year-over-year. For the full year of 2012, the company expects diluted earnings per share to be in the range of $5.60 to $5.70 at current exchange rates. Excluding the impact of currency, full-year diluted earnings per share growth would be approximately 9% to 11% versus 2011*. The third quarter and 2012 full-year diluted earnings per share guidance excludes the impact of potential restructuring and pension settlement costs and assumes an effective tax rate of about 28%.

For the full year of 2012, Praxair expects sales in the range of $11.2 to $11.5 billion, which on a year-over-year comparison basis reflects negative cost pass-through and currency effects. Full-year capital expenditures are expected to be in the range of $2.1 to $2.4 billion.

Following is additional detail on second-quarter 2012 results by segment.

In North America, second-quarter sales were $1,393 million up 2% from the prior-year quarter. Excluding the effects of lower cost pass-through and currency translation, underlying sales grew 6% from higher volumes and price. Acquisitions of packaged gas distributors contributed 2% growth. Volume growth was largely attributable to the energy, manufacturing and metals markets. Operating profit of $363 million grew 11% from the prior year due primarily to higher volumes, price and ongoing productivity initiatives.

In Europe, second-quarter sales were $382 million. Sales were 3% above the prior-year quarter due primarily to the previous consolidation of an industrial gas business in Scandinavia, partially offset by negative currency translation and lower volumes, primarily in Spain and Italy. Operating profit declined 6% to $68 million, compared to the prior-year quarter, due to negative currency translation and lower volumes.

In South America, second-quarter sales were $520 million, 15% lower than the prior-year quarter due to the impact of negative currency translation. Operating profit was $110 million as compared to $139 million in the prior-year period due to negative currency translation and lower liquid and packaged gas volumes.

Sales in Asia were $348 million in the quarter, in line with the prior-year quarter. Higher on-site sales in China, India and Korea, including new plant start-ups, were primarily offset by negative currency translation in Korea and India. Operating profit was $68 million, as compared to $63 million in the prior-year.

Praxair Surface Technologies had second-quarter sales of $168 million, in-line with the prior-year quarter. Sales grew 4%, excluding negative currency impact, primarily from higher jet-engine and energy coatings. Operating profit was steady at $27 million with growth from price and volume offset by currency translation impacts and cost increases.

Praxair is the largest industrial gases company in North and South America, and one of the largest worldwide. The company produces, sells and distributes atmospheric and process gases, and high-performance surface coatings. Praxair products, services and technologies are making our planet more productive by bringing efficiency and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, metals and others. More information on Praxair is available on the Internet at www.praxair.com.

*See the attachments for calculations of non-GAAP measures. Full-year 2011 results are adjusted to exclude a gain on acquisition and other restructuring charges.

A teleconference on Praxair’s second-quarter results is being held this morning, July 25, at 11:00 am Eastern Time. The number is (857) 350-1599 -- Passcode: 81642533. The call is also available as a web cast at www.praxair.com/investors. Materials to be used in the teleconference are also available.

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from the projections or estimates contained in the forward-looking statements. The company assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A (Risk Factors) in the company’s Form 10-K and 10-Q reports filed with the SEC which should be reviewed carefully. Please consider the company’s forward-looking statements in light of those risks.

PRAXAIR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter Ended		Year to Date
	June 30,		June 30,
	2012	2011	2012	2011

SALES	$2,811	$2,858	$5,651	$5,560
Cost of sales	1,602	1,640	3,218	3,176
Selling, general and administrative	310	309	645	617
Depreciation and amortization	247	254	499	498
Research and development	25	23	49	45
Other income (expense) - net	9	(5)	23	(6)
OPERATING PROFIT	636	627	1,263	1,218
Interest expense - net	33	36	70	71
INCOME BEFORE INCOME TAXES AND EQUITY INVESTMENTS	603	591	1,193	1,147
Income taxes	169	163	334	319
INCOME BEFORE EQUITY INVESTMENTS	434	428	859	828
Income from equity investments	10	11	17	20
NET INCOME (INCLUDING NONCONTROLLING INTERESTS)	444	439	876	848
Less: noncontrolling interests	(15)	(14)	(28)	(25)
NET INCOME - PRAXAIR, INC.	$429	$425	$848	$823

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS

Basic earnings per share	$1.43	$1.40	$2.84	$2.71

Diluted earnings per share	$1.42	$1.38	$2.80	$2.67

Cash dividends	$0.55	$0.50	$1.10	$1.00

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	298,885	303,709	298,981	303,890
Diluted shares outstanding (000's)	302,492	308,253	302,657	308,460

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions of dollars)
(UNAUDITED)

	June 30,	December 31,
	2012	2011
ASSETS
Cash and cash equivalents	$104	$90
Accounts receivable - net	1,843	1,795
Inventories	469	456
Prepaid and other current assets	236	266
TOTAL CURRENT ASSETS	2,652	2,607

Property, plant and equipment - net	10,466	10,131
Goodwill	2,353	2,372
Other intangibles - net	152	167
Other long-term assets	1,065	1,079
TOTAL ASSETS	$16,688	$16,356
LIABILITIES AND EQUITY
Accounts payable	$896	$896
Short-term debt	125	337
Current portion of long-term debt	909	387
Other current liabilities	798	915
TOTAL CURRENT LIABILITIES	2,728	2,535
Long-term debt	5,961	5,838
Other long-term liabilities	1,873	1,966
TOTAL LIABILITIES	10,562	10,339

REDEEMABLE NONCONTROLLING INTERESTS	232	220

EQUITY
Praxair, Inc. shareholders' equity	5,615	5,488
Noncontrolling interests	279	309
TOTAL EQUITY	5,894	5,797
TOTAL LIABILITIES AND EQUITY	$16,688	$16,356

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	June 30,		June 30,
	2012	2011	2012	2011
OPERATIONS
Net income - Praxair, Inc.	$429	$425	$848	$823
Noncontrolling interests	15	14	28	25
Net income (including noncontrolling interests)	444	439	876	848

Adjustments to reconcile net income to net cash provided
by operating activities:
Deferred income taxes	14	48	83	82
Depreciation and amortization	247	254	499	498
Accounts receivable	96	(89)	(47)	(267)
Inventory	17	(33)	(14)	(50)
Payables and accruals	(23)	(10)	(118)	(153)
Pension contributions	(3)	(77)	(109)	(85)
Other	(67)	41	(43)	59
Net cash provided by operating activities	725	573	1,127	932
INVESTING
Capital expenditures	(564)	(433)	(1,047)	(767)
Acquisitions, net of cash acquired	(39)	(80)	(51)	(80)
Divestitures and asset sales	7	7	71	37
Net cash used for investing activities	(596)	(506)	(1,027)	(810)

FINANCING
Debt increase (decrease) - net	174	258	452	521
Issuances of common stock	34	65	107	142
Purchases of common stock	(138)	(270)	(313)	(485)
Cash dividends - Praxair, Inc. shareholders	(164)	(151)	(328)	(303)
Excess tax benefit on stock option exercises	12	23	44	41
Noncontrolling interest transactions and other	(41)	0	(41)	(1)
Net cash provided by (used for) financing activities	(123)	(75)	(79)	(85)

Effect of exchange rate changes on cash and
cash equivalents	(9)	2	(7)	4

Change in cash and cash equivalents	(3)	(6)	14	41
Cash and cash equivalents, beginning-of-period	107	86	90	39

Cash and cash equivalents, end-of-period	$104	$80	$104	$80

PRAXAIR, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	June 30,		June 30,
	2012	2011 (a)	2012	2011 (a)
SALES
North America	$1,393	$1,361	$2,791	$2,686
Europe	382	370	759	715
South America	520	611	1,082	1,169
Asia	348	348	682	665
Surface Technologies	168	168	337	325
Total sales	$2,811	$2,858	$5,651	$5,560

OPERATING PROFIT
North America	$363	$326	724	638
Europe	68	72	136	140
South America	110	139	225	272
Asia	68	63	125	116
Surface Technologies	27	27	53	52
Total operating profit	$636	$627	$1,263	$1,218

(a)	Effective with the 2012 first quarter, Praxair changed the measurement of its segment sales and operating profit. These changes primarily relate to helium and specialty gas sales and result in slightly higher sales and operating profit in the Europe and Asia segments with offsetting declines in the North America segment. Prior period amounts have been reclassified to conform to the current presentation. See the Investors section of Praxair's website for a summary of the remeasurement adjustments for 2011 and 2010.

PRAXAIR, INC. AND SUBSIDIARIES
QUARTERLY FINANCIAL SUMMARY
(Millions of dollars, except per share data)
(UNAUDITED)

	2012		2011
	Q2	Q1	Q4 (b)	Q3	Q2	Q1
FROM THE INCOME STATEMENT
Sales	$2,811	$2,840	$2,796	$2,896	$2,858	$2,702
Cost of sales	1,602	1,616	1,598	1,684	1,640	1,536
Selling, general and administrative	310	335	315	307	309	308
Depreciation and amortization	247	252	249	256	254	244
Research and development	25	24	23	22	23	22
Cost reduction program and other charges - net	-	-	1	-	-	-
Other income (expenses) - net	9	14	8	5	(5)	(1)
Operating profit	636	627	618	632	627	591
Interest expense - net	33	37	38	36	36	35
Income taxes	169	165	156	166	163	156
Income from equity investments	10	7	7	13	11	9
Net income (including noncontrolling interests)	444	432	431	443	439	409
Less: noncontrolling interests	(15)	(13)	(11)	(14)	(14)	(11)
Net income - Praxair, Inc.	$429	$419	$420	$429	$425	$398

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS
Diluted earnings per share	$1.42	$1.38	$1.38	$1.40	$1.38	$1.29
Cash dividends per share	$0.55	$0.55	$0.50	$0.50	$0.50	$0.50
Diluted weighted average shares outstanding (000's)	302,492	302,876	303,700	305,623	308,253	308,595

FROM THE BALANCE SHEET
Total debt	$6,995	$6,856	$6,562	$6,310	$6,119	$5,838
Total capital (a)	13,121	13,355	12,579	12,430	12,889	12,375
Debt-to-capital ratio (a)	53.3%	51.3%	52.2%	50.8%	47.5%	47.2%

FROM THE STATEMENT OF CASH FLOWS
Cash flow from operations	$725	$402	791	$732	$573	$359
Capital expenditures	564	483	572	458	433	334
Acquisitions	39	12	195	19	80	-
Cash dividends	164	164	149	150	151	152

OTHER INFORMATION
After-tax return on capital (ROC) (a)	14.2%	14.2%	14.5%	14.8%	14.7%	14.4%
Return on Praxair, Inc. shareholders' equity (ROE) (a)	29.7%	29.4%	29.5%	28.3%	27.1%	26.6%
Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) (a)	$893	$886	$875	$901	$892	$844
Debt-to-adjusted EBITDA ratio (a)	1.9	1.9	1.8	1.7	1.7	1.7
Number of employees	26,353	26,259	26,184	25,793	25,678	25,482

SEGMENT DATA (c)
SALES
North America	$1,393	$1,398	$1,388	$1,416	$1,361	$1,325
Europe	382	377	382	361	370	345
South America	520	562	532	607	611	558
Asia	348	334	334	349	348	317
Surface Technologies	168	169	160	163	168	157
Total sales	$2,811	$2,840	$2,796	$2,896	$2,858	$2,702
OPERATING PROFIT
North America	$363	$361	$353	$340	$326	$312
Europe	68	68	64	68	72	68
South America	110	115	118	140	139	133
Asia	68	57	60	58	63	53
Surface Technologies	27	26	24	26	27	25
Segment operating profit	$636	$627	$619	$632	$627	$591
Cost reduction program and other charges - net	-	-	(1)	-	-	-
Total operating profit	$636	$627	$618	$632	$627	$591

(a)	Non-GAAP measure, see Appendix.

(b)	The fourth quarter 2011 includes: (i) a pre-tax gain of $39 million ($37 million after-tax and noncontrolling interests, or $0.12 per diluted share) related to a gain on acquisition; and (ii) a pre-tax charge of $40 million ($31 million after-tax, or $0.10 per diluted share) related to the 2011 cost reduction program. Also, see the Appendix - Non-GAAP Measures which provides Non-GAAP amounts that exclude the impact of these items.

(c)	Effective with the 2012 first quarter, Praxair changed the measurement of its segment sales and operating profit. Prior period amounts have been reclassified to conform to the current presentation. See segment information.

PRAXAIR, INC. AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES
(Millions of dollars, except per share data)
(UNAUDITED)

The following non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s financing leverage, return on net assets employed and operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. Adjusted amounts exclude the impact of the  2011 fourth quarter gain on acquisition and cost reduction program which helps investors understand underlying performance on a comparable basis.

	2012		2011
	Q2	Q1	Q4	Q3	Q2	Q1

Debt to Capital Ratio - The debt-to-capital ratio is a measure used by investors, financial analysts and management to provide a measure of financial leverage and insights into how the company is financing its operations.

Total debt	$6,995	$6,856	$6,562	$6,310	$6,119	$5,838
Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	232	232	220	-	-	-
Praxair, Inc. shareholders' equity	5,615	5,940	5,488	5,753	6,400	6,165
Noncontrolling interests	279	327	309	368	370	372
Total equity and redeemable noncontrolling interests	6,126	6,499	6,017	6,121	6,770	6,537
Total Capital	$13,121	$13,355	$12,579	$12,431	$12,889	$12,375

Debt-to-capital ratio	53.3%	51.3%	52.2%	50.8%	47.5%	47.2%

After -tax return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Praxair, Inc. shareholders’ equity).

Operating profit (a)	$636	$627	$619	$632	$627	$591
Less: income taxes (a)	(169)	(165)	(162)	(166)	(163)	(156)
Less: tax benefit on interest expense	(9)	(10)	(11)	(10)	(10)	(10)
Add: income from equity investments	10	7	7	13	11	9
Net operating profit after-tax (NOPAT)	$468	$459	$453	$469	$465	$434

Beginning capital	$13,355	$12,579	$12,430	$12,889	$12,375	$11,702
Ending capital	$13,121	$13,355	$12,579	$12,430	$12,889	$12,375
Average capital	$13,238	$12,967	$12,504	$12,659	$12,632	$12,039

ROC %	3.5%	3.5%	3.6%	3.7%	3.7%	3.6%

ROC % (annualized)	14.2%	14.2%	14.5%	14.8%	14.7%	14.4%

Return on Praxair, Inc. Shareholder's equity (ROE) - Return on Praxair, Inc. shareholders' equity is a measure used by investors, financial analysts and management to evaluate operating performance from a Praxair shareholder perspective.  ROE measures the net income attributable to Praxair, Inc. that the company was able to generate with the money shareholders have invested.

Net income - Praxair, Inc. (a)	$429	$419	$414	$429	$425	$398

Beginning Praxair, Inc. shareholders' equity	$5,940	$5,488	$5,753	$6,400	$6,165	$5,792
Ending Praxair, Inc. shareholders' equity	$5,615	$5,940	$5,488	$5,753	$6,400	$6,165
Average Praxair, Inc. shareholders' equity	$5,778	$5,714	$5,621	$6,077	$6,283	$5,979

ROE %	7.4%	7.3%	7.4%	7.1%	6.8%	6.7%

ROE % (annualized)	29.7%	29.4%	29.5%	28.3%	27.1%	26.6%

Adjusted EBITDA and Debt-to-Adjusted EBITDA Ratio- These measures are used by investors, financial analysts and management to assess a company's ability to meet it's financial obligations. Adjusted amounts only relate to the fourth quarter 2011 and exclude the impact of the  gain on acquisition and cost reduction program.

Net income - Praxair, Inc. (a)	$429	$419	$414	$429	$425	$398

Add: noncontrolling interests	15	13	12	14	14	11
Add: interest expense - net	33	37	38	36	36	35
Add: income taxes (a)	169	165	162	166	163	156
Add: depreciation and amortization	247	252	249	256	254	244
Adjusted EBITDA	$893	$886	$875	$901	$892	$844

Beginning total debt	$6,856	$6,562	$6,310	$6,119	$5,838	$5,557
Ending total debt	$6,995	$6,856	$6,562	$6,310	$6,119	$5,838
Average total debt	$6,926	$6,709	$6,436	$6,215	$5,979	$5,698

Debt-to-adjusted EBITDA ratio	7.8	7.6	7.4	6.9	6.7	6.8

Debt-to-adjusted EBITDA ratio (annualized)	1.9	1.9	1.8	1.7	1.7	1.7

(a)	The following table presents adjusted amounts for Operating Profit and Operating Profit Margin, Income Taxes, Effective Tax Rate, Noncontrolling Interests, Net income - Praxair, Inc., and Diluted EPS for the Fourth Quarter and full year of 2011. Additionally, this table presents the percentage change in Diluted EPS Guidance for the full year 2012.

APPENDIX - Cont'd

	Year	Fourth Quarter
	2011	2011
Adjusted Operating Profit and Operating Profit Margin
Reported operating profit	$2,468	$618
Less: Gain on acquisition	(39)	(39)
Add: Cost reduction program	40	40
Total adjustments	1	1
Adjusted operating profit	$2,469	$619

Reported sales	$11,252	$2,796
Adjusted operating profit margin	21.9%	22.1%

Adjusted Income Taxes
Reported income taxes	$641	$156
Add: Cost reduction program	9	9
Less: Gain on acquisition	(3)	(3)
Total adjustments	6	6
Adjusted income taxes	$647	$162

Adjusted Effective Tax Rate
Reported income before income taxes and equity investments	$2,323	$580
Less: Gain on acquisition	(39)	(39)
Add: Cost reduction program	40	40
Total adjustments	1	1
Adjusted income before income taxes and equity investments	$2,324	$581

Adjusted income taxes (above)	$647	$162
Adjusted effective tax rate	28%	28%

Adjusted Noncontrolling interest
Reported noncontrolling interest	$50	$11
Add: Gain on acquisition	1	1
Adjusted noncontrolling interest	$51	$12

Adjusted Net Income - Praxair, Inc.
Reported net income - Praxair, Inc.	$1,672	$420
Less: Gain on acquisition	(37)	(37)
Add: Cost reduction program	31	31
Total adjustments	(6)	(6)
Adjusted net income - Praxair, Inc.	$1,666	$414

Adjusted Diluted EPS
Reported diluted EPS	$5.45	$1.38
Less: Gain on acquisition	(0.12)	(0.12)
Add: Cost reduction program	0.10	0.10
Total adjustments	(0.02)	(0.02)
Adjusted diluted EPS	$5.43	$1.36

Percentage Change in Adjusted Full Year 2012 Diluted EPS Guidance

	Full Year 2012
	Low End	High End

2012 diluted EPS guidance	$5.60	$5.70
Add: estimated negative currency impact	0.33	0.33
2012 diluted EPS guidance, excluding currency impact	$5.93	$6.03
2011 adjusted diluted EPS (above)	$5.43	$5.43
Percentage change from 2011	3%	5%
Percentage change from 2011, excluding currency impact	9%	11%

CONTACT:
Praxair, Inc.
Investors:
Kelcey Hoyt, 203-837-2118
kelcey_hoyt@praxair.com
or
Media:
Jacqueline Hunt, 203-837-2663
Jacqueline_hunt@praxair.com